Exhibit 3.1(p)

ARTICLES OF ORGANIZATION

Limited Liability Company

Office of the Secretary of the State

30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470

Space for official

1.	NAME OF THE LIMITED LIABLITY COMPANY:

NEVD of Connecticut, LLC

2.	NATURE OF BUSINESS TO BE TRANSACTED OR THE PURCHASE TO BE PROMOTED OR CARRIED OUT:

To provide telephone service and related telecommunication services and to engage in any lawful act or activity for which limited liability companies may be formed under the Connecticut Limited Liability Company Act.

3.	PRINCIPAL OFFICE ADDRESS:

1873 South Bellaire Street Suite 1550 Denver, Colorado 80222

4.	APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS:

Name of agent:		Business address:

C T CORPORATION SYSTEM		One Commercial Plaza Hartford, Connecticut 06103

Resident address:

N/A

Acceptance of appointment
CT CORPORATION SYSTEM

Signature of agent

5.	MANAGEMENT:

(Place a check mark next to the following only if it applies)

☒	The management of the limited liability company shall be vested in one or more managers.

6. EXECUTION

	Robert C. Fanch	/s/ Robert C. Fanch

	Print or type name of organizer	Signature

ARTICLES AMENDING OR RESTATING
ARTICLES OF DOMESTIC LIMITED
LIABLITY COMPANY

Secretary of the State
30 Trinity Street
Hartford, CT 06101

Name of the limited liability Company:

NEVD of Connecticut, LLC

The Articles of Organization Are:                                                                                                               (Check One Only)

☒	A.	Amended only.

☐	B.	Amended and Restated.

☐	C.	Restated only.

If 2A or 2B is checked, complete #3.

The amendment is as follows:  (Attach sheet of 8x11 paper if additional space is required)

Paragraph 1 of the Articles of Organization is amended to read as follows:

1.                                       NAME OF THE LIMITED LIABLITY COMPANY:

Conversent Communications of Connecticut, LLC

IF 2B or 2C is checked, complete #4.

Set forth each article of the Articles of Organization.  (Attach sheet of 8x11 paper if additional space is required.)

EXECUTION

Dated this 29th day of September, 1999

David L. Mayer, Secretary	/s/ David L. Mayer
Name and capacity of signatory (print or type)	Signature

For Official Use Only	Rec; CC:

Please provide filer’s name and complete address for mailing receipt

SECRETARY OF THE STATE OF CONNECTICUT
MAILING ADDRESS:  COMMERCIAL RECORDING DIVISION CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 130472, HARTFORD CT 38115-0472
DELIVERY ADDRESS:  COMMERCIAL RECORDING DIVISON, CONNECTICUT SECRETARY OF THE STATE 30 TRINITY STREET, HARTFORD, CT 06106
PHONE:  860-609-6003              WEBSITE:  www.concor-soct.ct.gov

ARTICLES OF AMENDMENT
Limited Liability Company-DOMESTIC
C.G.S. §§ 34-109 34-122
USE INK COMPLETE ALL SECTIONS. PRINT OR TYPE ATTACH 8x11 SHEETS IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):		FILING FEE: $120

NAME:	Matt Madison	MAKE CHECKS PAYABLE TO
SECRETARY OFTHE STATE
ADDRESS:	600 Peachtree Street NE, Suite 5200

CITY:	Atlanta

STATE:	GA ZIP: 30309

1. NAME OF LIMITED LIABLITY COMPANY — REQUIRED: (MUST MATCH OUR CURRENT RECORDS EXACTLY WITH DESIGNATION SUCH AS L.L.C., LLC, ETC.) Conversant Communications of Connecticut, LLC

2.              THE LIMITED LIABILITY COMPANY’S ARTICLE OF ORGANIZATION ARE (CHECK A, B, C OR D) — REQUIRED:

☐                       A.                  AMENDED, NAME ONLY:

                         (SPECIFY NEW NAME MUST INCLUDE BUSINESS DESIGNATION SUCH AS:  L.L.C., LLC. ETC.)

☒                     B.                  AMENDED:  ANY AMENDMENTS TO THE ARTICLES OF ORGANIZATION.

☐                       C.                  AMENDED AND RESTATED:   PROVIDE THE TEXT OF EACH AMENDMENT FOLLOWED BY A COMPLETE RESTATEMENT OF THE LIMITED LIABILITY COMPANY’S ARTICLES OF ORGANIZATION.

☐                       D.                  RESTATED:  INTEGRATION OF ALL PREVIOUS AMENDMENTS TO THE ARTICLES OF ORGANIZATION INTO ONE DOCUMENT.

3.              FULL TEXT OF EACH AMENDMENT / RESTATEMENT — REQUIRED: (NOTE: IF YOU ARE AMENDING THE BUSINESS NAME ONLY, COMPLETE SECTION 2A AND YOU MAY LEAVE THIS SECTION BLANK)

Section 5.  Management of this Articles of Organization is hereby deleted in its entirety and replaced with the following:  “5.  Management:  The management of the limited liability company shall be vested in one or more members.”

4. EXECUTION — REQUIRED: (SUBJECT TO PENALTY OF FALSE STATEMENT)
DATED THIS 9th DAY OF MAY, 2011

NAME OF SIGNATORY (print/type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Alva Huffman	VP, Finance	/s/ Alva Huffman